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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


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        Date of Report (Date of earliest event reported): June 28, 1996



                                AGCO CORPORATION
               (Exact name of registrant as specified in charter)




           DELAWARE                       0-19898                58-1960019
 (State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)



                            4830 RIVER GREEN PARKWAY
                             DULUTH, GEORGIA 30136
                    (Address of principal executive offices)


                                 (770) 813-9200
              (Registrant's telephone number, including area code)


               ------------------------------------------------
         (Former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On June 28, 1996, AGCO Corporation ("AGCO" or the "Company") acquired certain assets and liabilities of the agricultural and industrial equipment business (the "Acquired Business") of Iochpe-Maxion S.A. ("Iochpe-Maxion") for consideration consisting of approximately $260.0 million (the "Maxion Acquisition"). The Maxion Acquisition was financed primarily by borrowings under the Company's revolving credit facility. The acquired assets and assumed liabilities consist primarily of accounts receivable, inventories, property, plant and equipment (including two manufacturing facilities), accounts payable and accrued liabilities. The Acquired Business was utilized by Iochpe-Maxion for the manufacture and distribution of agricultural tractors and combines and industrial loader-backhoes, and it is the Company's intention to utilize these assets in a similar manner in the future. The purchase price was determined through arms-length negotiations between the Company and Iochpe-Maxion and was based primarily on the estimated fair market value of the net assets acquired, the results of past operations of the Acquired Business and the expected future operations and related contribution that the Acquired Business is expected to make to the Company.

     As a result of the Maxion Acquisition, the Company's operations expand to the design, manufacture and sale of tractors, combines and loader-backhoes in Brazil. The Acquired Business and Massey Ferguson are the market leaders in the Brazilian agricultural equipment market. The Acquired Business' average annual sales volume for the last three fiscal years has been approximately $400 million.

DESCRIPTION OF THE ACQUIRED BUSINESS

     Prior to the acquisition, the Acquired Business was AGCO's Massey Ferguson licensee in Brazil, manufacturing and distributing agricultural tractors and combines under the Massey Ferguson brand name, industrial loader-backhoes under the Massey Ferguson and Maxion brand names and combines under the IDEAL brand name. Through this licensee relationship, AGCO's participation was limited to its receipt of royalty payments for the Acquired Business' use of the Massey Ferguson brand name. At the time of the acquisition, the Acquired Business' production and other operations were completely independent of AGCO.

  Manufacturing

     AGCO acquired Iochpe-Maxion's tractor and combine manufacturing facilities. The agricultural tractor and industrial loader-backhoe production facility, together with the spare parts warehouse, is located in Canoas, a suburb of Porto Alegre, in the southern-most state of Rio Grande do Sul. The Canoas facility produces tractors in the 50 to 173 horsepower range. The combine manufacturing facility is located in Santa Rosa, Rio Grande do Sul. Similar to the Company, the acquired facilities are primarily assembly operations with all major components such as engines and transmissions being outsourced. The current product line consists of quality products of a lower specification and lower cost to meet the demands of the Brazilian market.


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     Engines for the majority of the Acquired Business' products are currently sourced from Iochpe-Maxion's engine division. In connection with the acquisition, the Company has entered into an engine supply agreement with Iochpe-Maxion to continue to source certain engines for use in AGCO's Brazilian production.

  Distribution

     The Acquired Business distributes products through approximately 140 independent dealers with approximately 360 outlets under the Massey Ferguson and IDEAL brand names. IDEAL also has independent distributor representation in Argentina, Chile, Ecuador, Paraguay and Uruguay and the industrial line has distributors in Argentina and Uruguay. The Maxion Acquisition enhances the Company's presence in the agricultural equipment market in South America by acquiring a market leadership position in Brazil, which is the largest market in South America.

     The independent dealers and distributors are responsible for retail sales to end users and after-sales service and support. In Brazil, dealers are prohibited from carrying competing brands of tractors or combines from other manufacturers.

  Retail Financing

     A significant portion of retail sales of agricultural equipment in Brazil are financed through government subsidized financing programs. The Company believes the availability of government subsidized financing has and will continue to be an important factor affecting market demand.

  Employees

     The Maxion Acquisition increased the Company's workforce by approximately 1,400. Of these employees, approximately 900 are employed at the Canoas facility and approximately 500 are employed at the Santa Rosa facility. The manufacturing employees are generally represented by unions. In Brazil, new union contracts are negotiated each year and a number of employers in a geographic region are often parties to the same union agreement.

  Environmental Laws

     The Company believes that the Acquired Business is in compliance in all material respects with Brazilian environmental laws and the cost of compliance with such laws will not have a material adverse effect on the Company's results of operations or financial condition.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired

     The financial statements required by Item 7(a) relative to the Maxion Acquisition described in Item 2 of this Form 8-K of AGCO Corporation are attached hereto as an exhibit and incorporated herein by this reference.

     (b)  Pro Forma Financial Information

     The unaudited pro forma financial information required by Item 7(b) relative to the Maxion Acquisition described in Item 2 of this Form 8-K of AGCO Corporation is attached hereto as an exhibit and incorporated herein by this reference.

     (c)  Exhibits




        Exhibit
          No.                  Description
        -------                -----------

        23.1 Consent of Price Waterhouse Auditores Independentes, independent public accountants.

        99.1       Financial Statements required by Item 7(a).

        99.2       Pro Forma Financial Information required by Item 7(b).

        99.3       Agreement dated June 27, 1996 by and between Iochpe-Maxion
                   S.A. and AGCO Corporation.

        99.4 Engine Supply Agreement dated June 27, 1996 by and between Iochpe-Maxion S.A. and AGCO Corporation.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 AGCO CORPORATION
                                 Registrant


Date: July 12, 1996              By: Chris E. Perkins
                                     ------------------------------------------
                                     Chris E. Perkins
                                     Vice President and Chief Financial Officer



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                                 EXHIBIT INDEX



                                                                    Sequentially
Exhibit                                                               Numbered
  No.                       Description                                 Page
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

23.1 Consent of Price Waterhouse Auditores Independentes, independent public accountants

99.1     Financial Statements required by Item 7(a)

99.2     Pro Forma Financial Information required by Item 7(b)

99.3     Agreement dated June 27, 1996 by and between
         Iochpe-Maxion S.A. and AGCO Corporation

99.4 Engine Supply Agreement dated June 27, 1996 by and between Iochpe-Maxion S.A. and AGCO Corporation


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